EXHIBIT 10.21
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                                                                  EXECUTION COPY


             SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

                  This Separation Agreement and General Release of all Claims (the "Agreement") is entered into by and between Interline Brands, Inc., a New Jersey corporation formerly named Wilmar Industries, Inc. (the "Company") and William Green (the "Executive") and dated as of December 31, 2001.

                  In consideration of the promises set forth in the Agreement, the Executive and the Company (collectively, the "Parties") hereby agree as follows:

1.       ENTIRE AGREEMENT.

         The Agreement is the entire agreement between the Parties with respect to the subject matter hereof and contains all agreements, whether written, oral, express or implied, between the Parties relating thereto and supersedes and extinguishes any other agreement relating thereto, whether written, oral, express or implied, between the Parties, including, without limitation, the Employment Agreement between the Parties, dated May 16, 2000 and amended as of September 29, 2000 and December __, 2001 (the "Employment Agreement"). Other than the Agreement and as otherwise explicitly stated herein, there are no agreements of any nature whatsoever between the Executive and the Company that survive the Agreement. The Agreement may not be modified or amended, nor may any rights under it be waived, except in a writing signed and agreed to by the Parties.

2.       TERMINATION OF EMPLOYMENT.

         The Executive and the Company hereby agree that Executive's employment and any and all appointments he holds with the Company and any of its affiliates or subsidiaries, whether as officer, director, employee, consultant, agent or otherwise (including as Chief Executive Officer of the Company) shall cease as of January 1, 2002 (the "Termination Date").

         Notwithstanding the foregoing, following the Termination Date, the Executive shall continue to serve, in a non-employee and non-executive capacity and without remuneration, as Chairman of the Board of Directors of the Company until such time as his successor is elected. The Executive shall be entitled to reimbursement, in accordance with the Company's policy on the reimbursement of expenses, for reasonable business expenses incurred as a result of the Executive's duties, following the Termination Date, as Chairman.

         Effective as of the Termination Date, the Executive shall have no authority to act on behalf of the Company or any of its respective affiliates or subsidiaries, and shall not hold himself out as having such authority or otherwise act in an executive or other decision making capacity.

3.       ENTITLEMENTS.

         The Company shall provide the Executive the following post-termination payments and benefits:

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                  A.       (i) Any accrued and unpaid "Base Salary" and
"Benefits" (both terms as defined in the Employment Agreement) through the Termination Date; (ii) accrued vacation pay in accordance with the terms of
Section 6 of the Employment Agreement; (iii) continuation of the Executive's Base Salary for a period commencing on the Termination Date and ending on December 31, 2004, payable in installments in accordance with the Company's standard payroll procedures; (iv) a bonus for the year 2001 payable in cash on the same terms and at the same time as the bonus to be paid to Michael J. Grebe; and (v) a lump sum payment of up to $25,000 per annum, payable on January 1st for each of the years 2002, 2003, and 2004, to cover the Executive's health insurance premiums, automobile and other incidental expenses. Each such payment described herein shall be in lieu and full satisfaction of the amounts described in Sections 6 and 8(c) of the Employment Agreement.

                  B. The Company shall provide secretarial support to the Executive for up to four (4) months following the Termination Date at an off-site work location selected by the Executive.

                  C. The Executive may retain the laptop computer currently in his possession.

                  D. As of and after the Termination Date, the Executive shall no longer participate in, accrue service credit or have contributions made on his behalf under any employee benefit plan sponsored by the Company in respect of periods commencing on and following the Termination Date, including without limitation, any plan which is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Executive shall be entitled to all benefits accrued up to the Termination Date, to the extent vested under all employee benefit plans of the Company, in accordance with the terms of such plans.

         The payments and benefits described in clauses A through C above shall, under no circumstances, be paid or otherwise provided prior to the expiration of the seven-day revocation period described in Section 9E below; PROVIDED, that the Executive has not revoked the Agreement during that period. If the Executive revokes the Agreement during the period described in the immediately preceding sentence, the Agreement shall be void, the Executive shall be deemed to have been terminated by the Company on the Termination Date, and the provisions of the Employment Agreement relating to a termination without "Cause" shall apply.

4.       RETURN OF COMPANY PROPERTY.

         No later than the Termination Date, the Executive shall return to the Company all originals and copies of papers, notes and documents (in any medium, including computer disks), whether property of the Company or any of its subsidiaries or affiliates (collectively, the "Company Group") or not, prepared, received or obtained by the Executive or his counsel during the course of his employment with the Company or any member of the Company Group, and all equipment and property of the Company Group (other than the laptop computer described in Section 3C above) which may be in the Executive's possession or under his control, whether at the Company's offices, the Executive's home or elsewhere, including all such papers, work papers, notes, documents and equipment in the possession of the Executive and his counsel. The Executive agrees that he and his family and counsel shall not retain copies of any such papers, work papers, notes and documents. Notwithstanding the foregoing, the Executive may retain (i) any originals or copies of papers, work papers, notes and documents received by the Executive in

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his capacity as member of the Board of Directors of the Company until such time as he ceases to be a member of the Board; and (ii) copies of personal notes, notebooks and diaries, any employment or benefits agreements between the Executive and the Company, the Agreement, any publicly filed materials and any employee benefit plan materials distributed generally to participants in any such plan by the Company. On the Termination Date, all telephone and other accounts being paid by the Company on the Executive's behalf, shall be terminated and all company credit cards shall be returned to the Company and canceled. To the extent any charges are made by the Executive using company accounts or credit cards after the Termination Date, such charges will be solely the Executive's responsibility.

5.       CONFIDENTIALITY.

         The Executive acknowledges and agrees that all memoranda, notes, records and other materials made or compiled by the Executive, or made available to him, in connection with, and during his employment by, the Company remain the sole and exclusive property of the Company. The Executive acknowledges and agrees that any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financial methods, plans, or other general business and affairs acquired about any member of the Company Group and each of their officers, directors, employees and agents, and all material reflecting such confidential information, is highly confidential and that disclosure of such information or material could cause serious and irreparable injury to the Company Group. The Executive agrees that he will not hereafter disclose any such information or make any such material available to anyone without the written consent of the Company, whether or not such information subsequently becomes publicly known, other than as required pursuant to an order of a court, governmental agency or other authorized tribunal; provided that upon receipt of such an order, the Executive shall promptly notify the Company thereof and, at the request of the Company and at the Company's expense, the Executive shall assist the Company in obtaining a protective or similar order in respect of such confidential information. The Executive further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company Group.

         The existence of and the terms and conditions of the Agreement shall be held confidential by the Parties hereto, except for disclosure (i) by the Company to its legal, actuarial and accounting advisors, (ii) by the Executive to his legal and financial advisors and immediate family members, (iii) by either Party if required by order of a court or other body having jurisdiction over such matter, or otherwise as required under the securities law, and (iv) by either Party with the written consent of the other. Notwithstanding the foregoing, nothing in the Agreement shall prevent the Executive from (x) using on his own behalf or any future employer's behalf, his general knowledge or experience in any area of professional activity, whether or not involving the Executive's service with the Company or (y) referring to his performance of services with the Company as descriptive of his ability or qualification for employment or engagement by any other entity.

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6.       NONCOMPETITION.

         The Executive agrees that, for a period commencing on the Termination Date and ending on the later of (a) December 31, 2005, or (b) one year following the date on which the Executive ceases to be the non-executive Chairman (the "Restricted Period"), he shall not directly or indirectly (1) engage in any business for the Executive's own account that competes with the "Business" (as defined below) of the Company, (2) enter the employ of, or render any services to, any person engaged in any business that competes with the Business of the Company, (3) acquire a financial interest in, or otherwise become actively involved with, any person engaged in any business that competes with the Business of the Company, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (4) interfere with business relationships (whether formed before or after the date of the Employment Agreement) between the Company or any of its affiliates that are engaged in a business similar to the Business of the Company (the "Company Affiliates") and customers or suppliers of the Company or the Company Affiliates. For purposes of this Section 6, "Business" means those business activities carried on by the Company, or being definitely planned by the Company, as of the later of (x) December 31, 2004 or (y) the date upon which the Executive ceases to be the non-executive Chairman.

         Notwithstanding anything to the contrary in this Section 6, the Executive may directly or indirectly own, solely as an investment, securities of any person engaged in the business of the Company which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own one percent (1%) or more of any class of securities of such person.

7.       NONSOLICITATION.

         During the Restricted Period, the Executive will not, directly or indirectly, (i) solicit or encourage any employee of the Company or the Company Affiliates to leave the employment of the Company or the Company Affiliates, or
(ii) hire any such employee who has left the employment of the Company or the Company Affiliates (other than as a result of the termination of such employment by the Company or the Company Affiliates) within one year after the termination of such employee's employment with the Company or the Company Affiliates; PROVIDED, that, it shall not be a breach of this Section 7 for the Executive to offer employment to, and employ, his personal secretary.

         During the Restricted Period, the Executive will not, directly or indirectly, solicit or encourage to cease to work with the Company or the Company Affiliates any consultant then under contract with the Company or the Company Affiliates.

8.       NONDISPARAGEMENT.

         The Executive hereby agrees not to defame, disparage or criticize any member of the Company Group, its products, services, finances, financial condition, capabilities or other aspect of its business, or any former or existing employees, managers, directors, officers or agents of, or contracting parties with, any member of the Company Group in any medium to any person or

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entity without limitation in time. Notwithstanding this provision, the Executive may confer in confidence with his legal representative and make truthful statements as required by law. The Company shall have sole and complete discretion regarding the timing, content and any and all aspect of its internal, external and media communication concerning the termination of the Executive's employment by the Company. The Executive shall not participate in any such communication without the advance consent of Michael J. Grebe or his designee.

9.       ACKNOWLEDGMENT AND RELEASE.

         A. In consideration of the Company's execution of the Agreement, and except with respect to the Company's obligations arising under or preserved in the Agreement, the Executive, for and on behalf of himself and his heirs and assigns, hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action arising out of or relating to the Executive's employment or termination of employment with, or his serving in any capacity in respect of, any member of the Company Group, both known and unknown, in law or in equity, which the Executive may now have or ever had against any member of the Company Group or any shareholder, employee, director or officer of any member of the Company Group (collectively, the "Releasees"), including, without limitation, any claim for any severance benefit which but for the Agreement might have been due the Executive under any previous agreement executed by and between any member of the Company Group and the Executive, and any complaint, charge or cause of action arising out of his employment with the Company Group under the Age Discrimination in Employment Act of 1967 ("ADEA," a law which prohibits discrimination on the basis of age), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, all as amended; and all other federal, state and local laws. By signing the Agreement the Executive acknowledges that he intends to waive and release any rights known or unknown he may have against the Releasees under these laws; PROVIDED, that the Executive does not waive or release claims with respect to the right to enforce the Agreement.

         B. The Executive acknowledges that he has not filed any complaint, charge, claim or proceeding against any of the Releasees before any local, state or federal agency, court or other body relating to his employment or the resignation thereof (each individually a "Proceeding"). The Executive represents that he is not aware of any basis on which such a Proceeding could reasonably be instituted.

         C. The Executive (i) acknowledges that he will not initiate or cause to be initiated on his behalf any Proceedings and will not participate in any Proceeding, in each case, except as required by law; and (ii) waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission ("EEOC"). Further, the Executive understands that by entering into the Agreement, he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Releasees. Notwithstanding the above, nothing in this Section 9 shall prevent the Executive from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under ADEA contained in

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Section 9 of the Agreement (but no other portion of such waiver); or (ii)
initiating or participating in an investigation or proceeding conducted by the EEOC with respect to ADEA.

         D.      The Executive acknowledges that he has been given twenty-one
(21) days from the date of receipt of the Agreement to consider all the provisions of the Agreement and he does hereby knowingly and voluntarily waive said given twenty-one (21) day period. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS READ THE AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO CONSULT AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW HE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN THIS SECTION 9 AND THE OTHER PROVISIONS HEREOF. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THE AGREEMENT AND THE EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

         E. The Executive shall have seven days from the date of his execution of the Agreement to revoke the Agreement, including the release given under this Section 9 with respect to all claims referred to herein (including, without limitation, any and all claims arising under ADEA). If the Executive revokes the Agreement including, without limitation, the release given under this Section 9, the Executive will be deemed not to have accepted the terms of the Agreement, including without limitation any action required of the Company by any Section of the Agreement.

10.      AVAILABILITY OF RELIEF.

         In the event that the Executive fails to abide by any of the terms of the Agreement, the Company may, in addition to any other remedies it may have, terminate any benefits or payments that are subsequently due under the Agreement, without waiving the release granted herein.

         Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his post-termination obligations under the Agreement, including but not limited to his obligations under Sections 5, 6, 7 and 8 of the Agreement, would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under the Agreement, upon adequate proof of his violation of any such provision of the Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

11.      MISCELLANEOUS.

         A.       NOTICES.

         Any notice given pursuant to the Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or when hand delivered as follows:

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                           If to the Company:

                           Interline Brands, Inc
                           303 Harper Drive
                           Moorestown, NJ 08057

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019-6064
                           Attention:  Mark A. Underberg

                           If to the Executive:

                           William Green
                           1155 Barbara Drive
                           Cherry Hill, NJ 08003

                           with a copy to:

                           Drinker, Biddle & Reath LLP
                           One Logan Square
                           18th and Cherry Streets
                           Philadelphia, PA  19103-6996
                           Attention: William M. Goldstein

or at such other address as either party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto.

         B.       SUCCESSOR.

         The Agreement shall be binding upon and inure to the benefit of the Parties, their respective heirs, successors and assigns.

         C.       TAXES.

         The Executive shall be responsible for the payment of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable to the Executive under the Agreement. Notwithstanding any other provision of the Agreement, the Company may withhold from amounts payable under the Agreement all federal, state, local and foreign taxes that are required to withheld by applicable laws and regulations.

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         D.       SEVERABILITY.

         In the event that any provision of the Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of the Agreement shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.

         E.       COUNTERPARTS.

         The Agreement may be executed by one or more of the Parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of the Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

         F. NON-ADMISSION. Nothing contained in the Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Executive or on the part of the Company.

         G. NO MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for pursuant to the Agreement by seeking other employment and, to the extent that the Executive obtains or undertakes other employment, the payment will not be reduced by the earnings of the Executive from the other employment.

         H.       GOVERNING LAW/VENUE.

         The Agreement shall be governed by, and construed in accordance with the internal laws of the State of New Jersey, without regard to principles of conflicts of laws. Any dispute regarding the Agreement shall be adjudicated in the state or Federal courts located in New Jersey.

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                  IN WITNESS WHEREOF, the undersigned have executed the
Agreement on the December 31, 2001.


                                   INTERLINE BRANDS, INC.


                                   By:  /s/ William E. Sanford
                                        ---------------------------------------
                                        Name:   William E. Sanford
                                        Title:  Senior Vice President

                                   THE EXECUTIVE


                                   /s/ William Green
                                   --------------------------------------------
                                   William Green